Exhibit 4.1
Registration Rights Agreement
This Registration Rights Agreement (this “Agreement”) is made and entered into as of October 20, 2010 (the “Agreement Date”) by and among Ancestry.com Inc., a Delaware corporation (the “Company”), Century Capital Partners II, L.P., Canopy Ventures I, L.P. and The Canopy Group, Inc. (collectively, the “Principal Stockholders” and each a “Principal Stockholder”), and each of the other undersigned parties to this Agreement (together with the Principal stockholders, the “Footnote Stockholders”).
Recitals
The Company and the Principal Stockholders are parties to that certain Agreement and Plan of Merger, dated as of September 22, 2010 (the “Merger Agreement”), with Perrier Acquisition Corp., a Utah corporation (“Merger Sub”), and iArchives, Inc., a Utah corporation (“iArchives”).
The Merger Agreement provides for the merger of Merger Sub with and into iArchives, with iArchives surviving as a wholly owned subsidiary of the Company (the “Merger”).
Pursuant to, and as contemplated by, the Merger Agreement, the parties hereto desire to provide certain registration rights to the Footnote Stockholders with respect to the shares of the Company’s common stock, $0.001 par value per share, to be received by the Footnote Stockholders in the Merger (the “Shares”).
Any capitalized terms not defined herein shall have the meanings given them in the Merger Agreement.
Now, Therefore, in consideration of the foregoing and the mutual promises, covenants and conditions contained herein, the parties hereby agree as follows:
ARTICLE 1
REGISTRATION RIGHTS
1.1 Registration of Shares.
(a) In order to cause the Shares then held by each Footnote Stockholder to be registered under the Securities Act of 1933, as amended (the “Securities Act”), so as to permit the sale thereof as set forth in this Section 1.1, the Company shall, upon the written request of the Principal Stockholders, use reasonable commercial efforts promptly following January 1, 2011 to (i) prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (or successor form) under the Securities Act, or (ii) include such Shares then held by each Footnote Stockholder in an existing registration statement on Form S-3 on file with the SEC (the registration statement described in items (i) and (ii), the “Registration Statement”); provided, however, that each Footnote Stockholder shall provide all such information and materials and take all such action as may be required or reasonably requested in order to permit the Company to comply with all applicable requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), The NASDAQ Stock Market LLC (“Nasdaq”) and any other applicable regulatory or self-regulatory authority and to obtain any desired acceleration of the effective date of the Registration Statement, such provision of information and materials to be a condition precedent to the obligations of the Company pursuant to this Section 1.1 to register the Shares held by such Footnote Stockholder. The offerings made by the Footnote Stockholders participating pursuant to the Registration Statement shall not be underwritten.
(b) Subject to Section 1.2 hereof, the Company shall: (i) prepare and file with the SEC, or amend, as applicable, the Registration Statement in accordance with Section 1.1 hereof with respect to the Shares and shall use its reasonable commercial efforts to cause the Registration Statement to become effective within sixty (60) days after the Registration Statement is filed with the SEC or amended, as applicable, and to keep the Registration Statement effective until the sooner to occur of (A) the date on which all the Shares included within the Registration Statement have been sold or (B) the date on which all Footnote Stockholders, respectively, may sell all of their Shares under Rule 144 of the Securities Act without any limitation as to volume; (ii) prepare and file with the SEC such amendments to the Registration Statement and amendments or supplements to the prospectuses used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of the Shares registered by the Registration Statement; (iii) furnish to each Footnote Stockholder such number of copies of any prospectuses (including any preliminary prospectus and any amended, combined or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as each Footnote Stockholder may reasonably request in order to effect the offering and sale of the Shares to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the Registration Statement to remain effective; (iv) use its reasonable commercial efforts to register or qualify the Shares covered by the Registration Statement under the securities or blue sky laws of such jurisdictions as each Footnote Stockholder shall reasonably request (provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified), and do any and all other acts or things which may be necessary or advisable to enable each Footnote Stockholder to consummate the public sale or other disposition of the Shares in such jurisdictions; (v) notify each Footnote Stockholder, promptly after it shall receive notice thereof, of the date and time the Registration Statement and each post-effective amendment to such Registration Statement becomes effective or a supplement to any prospectus forming a part of such Registration Statement has been filed; and (vi) promptly reissue, or promptly authorize and instruct its transfer agent to reissue, unlegended certificates at the request of any Footnote Stockholder thereof upon such Footnote Stockholder’s delivery of original certificates representing the Shares tendered for sale pursuant to the effective Registration Statement, and to promptly respond to any broker’s inquiries made of the Company in connection with such sales, in each case with a view to reasonably assisting the Footnote Stockholder to complete such sale during such period of effectiveness.
1.2 Transfer of Shares; Delayed Filing; Suspension.
(a) Each Footnote Stockholder agrees that it will not effect any disposition of the Shares or its right to purchase the Shares that would constitute a sale within the meaning of the Securities Act except as contemplated in the Registration Statement referred to in Section 1.1 or under Rule 144 of the Securities Act and as otherwise provided in this Agreement, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Footnote Stockholder or its plan of distribution of the Shares. Following effectiveness of the Registration Statement, the Company may require each Footnote Stockholder participating in the Registration Statement to furnish to the Company such information regarding the Footnote Stockholder and the distribution of the Shares by such Footnote Stockholder as the Company may from time to time reasonably require for inclusion in the Registration Statement, and the Company may exclude from such Registration Statement the Shares of any Footnote Stockholder that fails to furnish such information.
(b) Notwithstanding the Company’s obligation to file or amend the Registration Statement under Section 1.1 hereof, if the Company shall furnish to the Footnote Stockholders a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company stating that, in the good faith judgment of the Company, it would be detrimental to the Company and its stockholders for the Registration Statement to be filed or amended at such time and it is therefore essential to defer the filing or amendment of the Registration Statement, the Company shall have the right to defer such filing or amendment for a period of not more than a thirty (30) days from the date of first delivery by the Company of such certificate to the Footnote Stockholders. In addition and notwithstanding anything to the contrary set forth in this Agreement, the Company may restrict disposition of the Shares under the Registration Statement filed pursuant to Section 1.1 hereof, and each Footnote Stockholder will not be able to dispose of such Shares, if the Company shall have delivered a notice in writing to such Footnote Stockholder stating that a delay in the disposition of the Shares is necessary because the Company, in its reasonable judgment, has determined in good faith that such sales would require public disclosure by the Company of material nonpublic information that is not included in the Registration Statement and that immediate disclosure of such information would be detrimental to the Company. In no event shall the Company, without the prior written consent of a Footnote Stockholder, disclose to such Footnote Stockholder any of the facts or circumstances regarding the material nonpublic information giving rise to either the delay in filing or amending the Registration Statement or the restriction in disposition of such Shares. In the event of the delivery of any such notice by the Company, the Company shall use its reasonable best efforts to amend the Registration Statement and/or amend or supplement the related prospectus if necessary and to take all other actions necessary to allow the proposed sale to take place as promptly as possible, subject, however, to the right of the Company to delay further sales of the Shares until the conditions or circumstances referred to above have ceased to exist or have been disclosed. Such right to delay sales of the Shares (i) shall not be exercised by the Company more than twice in any twelve (12) month period and (ii) shall not exceed ninety (90) days in the aggregate (and no longer than forty-five (45) days as to any single delay) in any twelve (12) month period.

(c) Each Footnote Stockholder hereby covenants with the Company not to make any sale of the Shares without complying with the provisions of this Agreement, and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (unless the Footnote Stockholder is selling such Shares in a transaction not subject to the prospectus delivery requirements), and the Footnote Stockholder acknowledges that the certificates evidencing the Shares will be imprinted with a legend that prohibits their transfer except in accordance therewith.
1.3 Expenses. Each party shall bear its respective legal, accountants, and other fees and other expenses incurred with respect to this Agreement, except that the Company shall pay all of the out-of-pocket expenses incurred by the Company in complying with its obligations under this Agreement in connection with the registration of the Shares, including, without limitation, all SEC, Nasdaq and blue sky registration and filing fees, printing expenses, transfer agents’ and registrars’ fees, and the reasonable fees and disbursements of the Company’s outside counsel and independent accountants.
1.4 Indemnification. In the event of any offering registered pursuant to this Agreement:
(a) The Company agrees to indemnify and hold harmless each Footnote Stockholder whose Shares are included in the Registration Statement, each of its officers, directors and partners and each person controlling such Footnote Stockholder within the meaning of Section 15 of the Securities Act, from and against any losses, claims, damages or liabilities to which such Footnote Stockholder, or any such officer, director, partner or controlling person may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Registration Statement or any omission to state therein a fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, and the Company will reimburse each such Footnote Stockholder and each of its officers, directors and partners and each person controlling such Footnote Stockholder, as the case may be, for any reasonable legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such loss, claim, damage or liability; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) any untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Footnote Stockholder specifically for use in the preparation of the Registration Statement, (ii) the failure of such Footnote Stockholder to comply with the covenants and agreements applicable to such Footnote Stockholder contained in Section 1.2 hereof (timely delivery by such Footnote Stockholder of the most recent prospectus provided to such Footnote Stockholder by the Company shall not constitute such a failure) or (iii) any untrue statement or omission made in any prospectus and corrected in an amended prospectus that was delivered to such Footnote Stockholder on a timely basis, and provided further, that the indemnity agreement contained in this subsection 1.4(a) shall not apply to amounts paid in settlement of any such loss, claim, damage or liability if settlement thereof is effected without the consent of the Company, which consent shall not be unreasonably withheld, and in no event shall any indemnity under this Section 1.4 exceed the net proceeds from the offering received by such Footnote Stockholder.
(b) Each Footnote Stockholder whose Shares are included in the Registration Statement agrees to indemnify and hold harmless the Company, each of its officers and directors and each person controlling the Company within the meaning of Section 15 of the Securities Act from and against any losses, claims, damages or liabilities to which the Company, or any such officer, director or controlling person may become subject (under the Securities Act or otherwise), in so far as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) the failure by such Footnote Stockholder to comply with the covenants and agreements applicable to such Footnote Stockholder contained in Section 1.2 hereof respecting the sale of the Shares (timely delivery by such Footnote Stockholder of the most recent prospectus provided to such Footnote Stockholder by the Company shall not constitute such a failure) or (ii) any untrue statement of a material fact contained in the Registration Statement or any omission to state therein a fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Footnote Stockholder specifically for use in the preparation of the Registration Statement, and such Footnote Stockholder will reimburse the Company and each of its officers, directors or controlling persons, as the case may be, for any reasonable legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such loss, claim, damage or liability; provided, however, that any indemnification obligations of such Footnote Stockholder pursuant to this Agreement shall be limited, in the aggregate, to the aggregate net proceeds received by such Footnote Stockholder as a result of the sale of its Shares under the Registration Statement, and provided further, that the indemnity agreement contained in this subsection 1.4(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, or liability if settlement thereof is effected without the consent of such Footnote Stockholder, which consent shall not be unreasonably withheld.
(c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 1.4, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying person will not relieve it from any liability which it may have to any indemnified person under this Section 1.4 (except to the extent that such omission materially and adversely affects the indemnifying person’s ability to defend such action) or from any liability otherwise than under this Section 1.4. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified person promptly after receiving the aforesaid notice from such indemnified person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, further, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified persons. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.
(d) If the indemnification provided for in this Section 1.4 is unavailable to or insufficient to hold harmless an indemnified person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying person shall contribute to the amount paid or payable by such indemnified person as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Footnote Stockholders on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement or omission, whether the untrue statement or omission relates to information supplied by the Company on the one hand or an Footnote Stockholder on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Footnote Stockholders agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Footnote Stockholders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any reasonable legal or other expenses reasonably incurred by such indemnified person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Footnote Stockholder shall be required to contribute any amount in excess of the amount by which the net amount received by such Footnote Stockholder from the sale of the Shares to which such loss relates exceeds the amount of any damages which such Footnote Stockholder has otherwise been required to pay by reason of such untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(e) The parties to this Agreement hereby acknowledge that they are sophisticated business persons and are fully informed regarding the provisions herein, including, without limitation, the provisions of this Section 1.4. They further acknowledge that the provisions of this Section 1.4 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act.
1.5 Conditions and Obligations. Notwithstanding any terms of this Agreement to the contrary, the obligations of the Company hereunder shall only arise and be applicable to the Company if and when the Company is eligible use Form S-3 (or a successor form) to register its securities under the Securities Act. The conditions precedent imposed by the Agreement upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares when such Shares shall have been sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.
ARTICLE 2
MISCELLANEOUS
2.1 Governing Law. The internal laws of the State of Delaware, irrespective of its conflicts of law principles, shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.
2.2 Assignment; Binding Upon Successors and Assigns. No Footnote Stockholder may assign any of its rights or obligations hereunder without the prior written consent of the Company. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any assignment in violation of this provision shall be void.
2.3 Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, then the remainder of this Agreement and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.
2.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as regards any party whose signature appears thereon and all of which together shall constitute one and the same instrument.
2.5 Amendments and Waivers. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Footnote Stockholders holding not less than a majority of the registrable Shares then outstanding, provided, however, that any party may waive or release any of its own rights under this Agreement solely with respect to itself, by a writing signed by such party.

2.6 Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be either hand delivered in person, sent by facsimile, sent by certified or registered first-class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications shall be effective upon receipt if hand delivered or sent by facsimile, three (3) business days after mailing if sent by mail, and one business day after dispatch if sent by express courier, to the following addresses or, in the case of the Footnote Stockholders other than the Principal Stockholders, to the addresses for each such Footnote Stockholder set forth on the applicable signature pages for such Footnote Stockholders, or such other addresses as any party may notify the other parties in accordance with this Section 2.6:
If to the Company:
Ancestry.com Inc.
360 West 4800 North
Provo, UT 84604
Attention: General Counsel
Fax No.: (801) 705-7026
with a copy, which shall not constitute notice, to:
Morrison & Foerster LLP
425 Market Street
San Francisco, CA 94105
Attention: Gavin Grover
Fax No.: (415) 268-7522
If to the Principal Stockholders:
Century Capital Partners II, L.P.
One Liberty Square
Boston, MA 02109
Attention: Davis R. Fulkerson
Fax No.: (617) 542-9398
And
Canopy Ventures I, L.P.
333 South 520 West, Suite 300
Lindon, UT 84042
Attention: Brandon Tidwell
Fax No.: (801) 229-2458
And
The Canopy Group, Inc.
333 South 520 West, Suite 300
Lindon, UT 84042
Attention: Brandon Tidwell
Fax No.: (801) 229-2458
with a copy, which shall not constitute notice, to:
Foley & Lardner LLP
111 Huntington Avenue
Boston, MA 02199
Attention: Ronald S. Eppen
Fax No.: (617) 342-4001
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
Ancestry.com Inc.

By:	/s/ David H. Rinn Name: David H. Rinn
Title: SVP

Century Capital Partners II, L.P.,
as Principal Stockholder

By:	CCP Capital II, LLC
its General Partner

By:	/s/ Davis R. Fulkerson

Name: Davis R. Fulkerson
Title: Managing Member

Canopy Ventures I, L.P.,
as Principal Stockholder

By:	Canopy Venture Partners, LLC its General Partner

By:	/s/ R. Brandon Tidwell

Name: R. Brandon Tidwell
Title: Managing Director

The Canopy Group, Inc., as Principal Stockholder

By:	/s/ R. Brandon Tidwell

Name: R. Brandon Tidwell
Title: Counsel
[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

/s/ Allan Fulkerson Allan Fulkerson
[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

/s/ Davis Fulkerson Davis Fulkerson
[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

/s/ James Stradner James Stradner
[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

/s/ Alexander Thorndike Alexander Thorndike
[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Stockholder Name:

/s/ Angel Partners, Inc.

By:	/s/ Craig L. Christensen Name: Craig L. Christensen
Title: Authorized Agent
[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Belo Enterprises, Inc.

By:	/s/ David A. Gross Name: David A. Gross
Title: Authorized Agent
[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Stockholder Name:

Outlook Capital Corporation

By:	/s/ Vern R. Christensen Name: Vern R. Christensen
Title: Managing Director
[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Stockholder Name:

Robert Epstein

By:	/s/ Robert Epstein Name: Robert Epstein
Title: individual
[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Stockholder Name:

Mike D. Samouce

By:	/s/ Mike D. Samouce
[Signature Page to Registration Rights Agreement]